EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Puradyn Filter Technologies Incorporated (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Edward S. Vittoria, Chief Executive Officer of the Company, and Martin Scott, principal financial and accounting officer of the Company, each certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: November 13, 2018	/s/ Edward S. Vittoria
Edward S. Vittoria,
Chief Executive Officer, principal financial officer

Dated: November 13, 2018	/s/ Martin Scott
Martin Scott,
CFO Consultant, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.